Title of Each Class of Securities To Be Registered	Amount To Be Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Notes offered hereby	$15,328,000.00	100.00%	$15,328,000.00	$1,092.89(1)

(1)	The filing fee is calculated in accordance with Rule 457(r) under the Securities Act. There are unused registration fees of $55,291.24 that have been paid in respect of securities offered from Eksportfinans ASA’s Registration Statement No. 333-140456, of which this pricing supplement is a part. After giving effect to the $1,092.89 registration fee for this offering, $54,198.35 remains available for future offerings. No additional registration fee has been paid with respect to this offering.

PRICING SUPPLEMENT NO. 483 dated January 28, 2010
To Prospectus Supplement and Prospectus dated February 5, 2007 and
Product Supplement No. 2 dated January 7, 2010
Relating to the Eksportfinans ASA U.S. Medium-Term Note Program

Filed pursuant to Rule 424(b)(3) Registration Statement No. 333-140456

EKSPORTFINANS ASA

Reverse Exchangeable Securities with Contingent Downside Protection

$1,792,000.00 17.00% Enhanced Yield Securities linked to the common stock of CBS Corporation due May 5, 2010

$3,118,000.00 10.50% Enhanced Yield Securities linked to the common stock of CIGNA Corporation due May 5, 2010

$2,122,000.00 16.75% Enhanced Yield Securities linked to the common stock of First Solar, Inc. due August 5, 2010

$2,987,000.00 22.00% Enhanced Yield Securities linked to the common stock of MGM MIRAGE due August 5, 2010

$2,929,000.00 13.00% Enhanced Yield Securities linked to the common stock of Tesoro Corporation due August 5, 2010

$2,380,000.00 15.00% Enhanced Yield Securities linked to the common stock of Vertex Pharmaceuticals Incorporated due August 5, 2010

Offering Information

Offerings:

This pricing supplement relates to six separate offerings of securities, each of which is linked to one, and only one, Underlying Stock. You may participate in any or all of the security offerings. This pricing supplement does not, however, allow you to purchase a security linked to a basket of more than one or all of the Underlying Stocks described below.

Issuer:	Eksportfinans ASA

Underlying Stock:	The Underlying Stock for each security offering will be the common stock of the issuers as set forth in the table below:

	Underlying Stock (for each of the security offerings)	CUSIP No.	Relevant Exchange	Ticker Symbol
	CBS Corporation	124857202	NYSE	CBS
	CIGNA Corporation	125509109	NYSE	CI
	First Solar, Inc.	336433107	Nasdaq	FSLR
	MGM MIRAGE	552953101	NYSE	MGM
	Tesoro Corporation	881609101	NYSE	TSO
	Vertex Pharmaceuticals Incorporated	92532F100	Nasdaq	VRTX

Agent:	Wells Fargo Securities, LLC

Principal Amount per security:	$1,000.00

Issue Price per security:	100.00%

Maturity Date:	Securities linked to CBS Corporation	May 5, 2010
	Securities linked to CIGNA Corporation	May 5, 2010
	Securities linked to First Solar, Inc.	August 5, 2010
	Securities linked to MGM MIRAGE	August 5, 2010
	Securities linked to Tesoro Corporation	August 5, 2010
	Securities linked to Vertex Pharmaceuticals Incorporated	August 5, 2010

Valuation Date: (as further described in product supplement no. 2)	Securities linked to CBS Corporation	April 28, 2010
	Securities linked to CIGNA Corporation	April 28, 2010
	Securities linked to First Solar, Inc.	July 29, 2010
	Securities linked to MGM MIRAGE	July 29, 2010
	Securities linked to Tesoro Corporation	July 29, 2010
	Securities linked to Vertex Pharmaceuticals Incorporated	July 29, 2010

Interest:	Securities linked to CBS Corporation, 17.00% per annum, payable monthly.

Securities linked to CIGNA Corporation, 10.50% per annum, payable monthly.

Securities linked to First Solar, Inc., 16.75% per annum, payable monthly.

Securities linked to MGM MIRAGE, 22.00% per annum, payable monthly.

Securities linked to Tesoro Corporation, 13.00% per annum, payable monthly.

Securities linked to Vertex Pharmaceuticals Incorporated, 15.00% per annum, payable monthly.

Interest Payment Dates:	Securities linked to CBS Corporation	5th of each month, starting March 5, 2010, to
and including the Maturity Date
	Securities linked to CIGNA Corporation	5th of each month, starting March 5, 2010, to
and including the Maturity Date
	Securities linked to First Solar, Inc.	5th of each month, starting March 5, 2010, to
and including the Maturity Date
	Securities linked to MGM MIRAGE	5th of each month, starting March 5, 2010, to
and including the Maturity Date
	Securities linked to Tesoro Corporation	5th of each month, starting March 5, 2010, to
and including the Maturity Date
	Securities linked to Vertex Pharmaceuticals	5th of each month, starting March 5, 2010, to
	Incorporated	and including the Maturity Date

Initial Stock Price:	Securities linked to CBS Corporation	$13.17
	Securities linked to CIGNA Corporation	$34.49
	Securities linked to First Solar, Inc.	$114.35
	Securities linked to MGM MIRAGE	$11.76
	Securities linked to Tesoro Corporation	$12.69
	Securities linked to Vertex Pharmaceuticals Incorporated	$38.65

Knock-in Price:	Securities linked to CBS Corporation:
	$10.536, the price that is 20.00% below the initial stock price.

	Securities linked to CIGNA Corporation:
	$27.592, the price that is 20.00% below the initial stock price.

	Securities linked to First Solar, Inc.:
	$85.763, the price that is 25.00% below the initial stock price.

	Securities linked to MGM MIRAGE:
	$7.644, the price that is 35.00% below the initial stock price.

	Securities linked to Tesoro Corporation:
	$9.518, the price that is 25.00% below the initial stock price.

	Securities linked to Vertex Pharmaceuticals Incorporated:
	$27.055, the price that is 30.00% below the initial stock price.

Share Amount:	Securities linked to CBS Corporation	75.9301
	Securities linked to CIGNA Corporation	28.9939
	Securities linked to First Solar, Inc.	8.7451
	Securities linked to MGM MIRAGE	85.0340
	Securities linked to Tesoro Corporation	78.8022
	Securities linked to Vertex Pharmaceuticals Incorporated	25.8732

Exchange Listing:	None

Trade Date:	January 28, 2010

Original Issue Date:	February 2, 2010

CUSIP Number:		CUSIP No.
	Securities linked to CBS Corporation	282645UC2
	Securities linked to CIGNA Corporation	282645UF5
	Securities linked to First Solar, Inc.	282645UD0
	Securities linked to MGM MIRAGE	282645UA6
	Securities linked to Tesoro Corporation	282645UB4
	Securities linked to Vertex Pharmaceuticals Incorporated	282645UE8

Securities linked to CBS Corporation	Per Security	Total
Public Offering Price	$1,000.000	$1,792,000.00
Underwriting Discount and Commission(1)	$ 9.000	$ 16,128.00
Proceeds to Eksportfinans ASA	$ 991.000	$1,775,872.00

Securities linked to CIGNA Corporation	Per Security	Total
Public Offering Price	$1,000.000	$3,118,000.00
Underwriting Discount and Commission(1)	$ 9.000	$ 28,062.00
Proceeds to Eksportfinans ASA	$ 991.000	$3,089,938.00

Securities linked to First Solar, Inc.	Per Security	Total
Public Offering Price	$1,000.000	$2,122,000.00
Underwriting Discount and Commission(1)	$ 12.500	$ 26,525.00
Proceeds to Eksportfinans ASA	$ 987.500	$2,095,475.00

Securities linked to MGM MIRAGE	Per Security	Total
Public Offering Price	$1,000.000	$2,987,000.00
Underwriting Discount and Commission(1)	$ 12.500	$ 37,337.50
Proceeds to Eksportfinans ASA	$ 987.500	$2,949,662.50

Securities linked to Tesoro Corporation	Per Security	Total
Public Offering Price	$1,000.000	$2,929,000.00
Underwriting Discount and Commission(1)	$ 12.500	$ 36,612.50
Proceeds to Eksportfinans ASA	$ 987.500	$2,892,387.50

Securities linked to Vertex Pharmaceuticals Incorporated	Per Security	Total
Public Offering Price	$1,000.00	$2,380,000.00
Underwriting Discount and Commission(1)	$ 12.50	$ 29,750.00
Proceeds to Eksportfinans ASA	$ 987.50	$2,350,250.00

(1) In addition to the underwriting discount and commission, the public offering price specified above includes structuring and development costs and the estimated cost of hedging our obligations under the securities. The underwriting discount and commission and structuring and development costs total $21.67 per $1,000.00 principal amount of the securities linked to CBS Corporation, $17.47 per $1,000.00 principal amount of the securities linked to CIGNA Corporation, $26.97 per $1,000.00 principal amount of the securities linked to First Solar, Inc., $26.47 per $1,000.00 principal amount of the securities linked to MGM MIRAGE, $28.37 per $1,000.00 principal amount of the securities linked to Tesoro Corporation, and $23.47 per $1,000.00 principal amount of the securities linked to Vertex Pharmaceuticals Incorporated. See “Supplemental Plan of Distribution” beginning on page PS-35 of the accompanying product supplement no. 2 dated January 7, 2010.

Additional terms specific to the securities

     You should read this pricing supplement together with the prospectus dated February 5, 2007, as supplemented by the prospectus supplement dated February 5, 2007 relating to our medium-term notes of which these securities are a part, and the more detailed information contained in product supplement no. 2 dated January 7, 2010. This pricing supplement, together with these documents, contains the terms of the securities and supersedes all other prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, brochures or other educational materials of ours. You should carefully consider, among other things, the matters set forth in “Risk Factors” in the accompanying product supplement no. 2 and the accompanying prospectus supplement, as the securities involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisers before you invest in the securities.

     You may access these documents on the SEC Web site at www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC Web site):

  Product supplement no. 2 dated January 7, 2010:
  http://www.sec.gov/Archives/edgar/data/700978/000089109210000050/e37460_424b2.htm
  Prospectus supplement and prospectus dated February 5, 2007:
  http://www.sec.gov/Archives/edgar/data/700978/000115697307000181/u51335fv3asr.htm

     Our Central Index Key, or CIK, on the SEC Web site is 700978. As used in this pricing supplement, the “Company,” “we,” “us,” or “our” refers to Eksportfinans ASA.

Selected risk considerations

     An investment in the securities involves significant risks. Investing in the securities is not equivalent to investing directly in the Underlying Stocks. These risks are explained in more detail in the “Risk Factors” sections of the accompanying product supplement no. 2 dated January 7, 2010 and the accompanying prospectus supplement.

     No guaranteed return of principal. With an investment in the securities, you bear the risk of losing some or all of the value of your principal if a knock-in event occurs during the term of the securities and the final stock price is less than the initial stock price. Under these circumstances, at maturity, for each security you hold, the maturity payment amount that you will receive will be shares of the applicable Underlying Stock, which represents the number of shares of the applicable Underlying Stock equal to the share amount multiplied by the share multiplier. In these circumstances, you will lose some or all of the value of the principal amount of your securities and receive shares of the applicable Underlying Stock instead of a cash payment.

     Yield may be lower. The yield that you will receive on your securities, which could be negative, may be less than the return you could earn on other investments. Even if your yield is positive, your yield may be less than the yield you would earn if you bought a standard senior non-callable debt security with the same maturity date.

     Relationship to the Underlying Stocks. You will have no rights against any of the Underlying Stock Issuers even though the market value of the securities and the amount you will receive at maturity depend on the performance of the applicable Underlying Stock. The Underlying Stock Issuers are not involved in the offering of the securities and have no obligations relating to the securities. In addition, you will not receive any dividend payments or other distributions on any of the Underlying Stocks, and as a holder of the securities, you will not have voting rights or any other rights that holders of the Underlying Stocks may have.

     No active trading market. The securities will not be listed or displayed on any securities exchange, the Nasdaq National Market or any electronic communications network. There can be no assurance that a liquid trading market will develop for the securities. The development of a trading market for the securities will depend on our financial performance and other factors such as the market price of any of the Underlying Stocks. Even if a secondary market for the securities develops, it may not provide significant liquidity and transaction costs in any secondary market could be high.

     Potential conflicts of interest. Wells Fargo Securities, LLC or its affiliates may presently or from time to time engage in business that may adversely affect the price of the securities, including hedging activities. In addition, the inclusion of the underwriting discount and commission, and structuring and development costs in the initial public offering price and certain hedging costs are likely to adversely affect secondary market prices. In the course of business, Wells Fargo Securities, LLC or its affiliates may acquire non-public information relating to any of the Underlying Stock Issuers and, in addition, one or more affiliates of Wells Fargo Securities, LLC may publish research reports about any of the Underlying Stock Issuers. Neither we nor Wells Fargo Securities, LLC make any representation to any purchasers of the securities regarding any matters whatsoever relating to any of the Underlying Stock Issuers.

Hypothetical returns

     The following table illustrates the hypothetical maturity payment amount and corresponding hypothetical return at maturity per security (in each case, including interest payments), for a range of hypothetical final stock prices and the corresponding hypothetical price return of each of the Underlying Stocks and whether or not a knock-in event has occurred.

     The tables below assume no market disruption event, antidilution adjustments or settlement disruption event occurs. Also, the hypothetical rates of return shown below do not take into account the effects of applicable taxes. Because of the U.S. tax treatment applicable to the securities, tax liabilities could affect the after-tax rate of return on the securities to a comparatively greater extent than the after-tax return on each of the Underlying Stocks.

Securities linked to CBS Corporation

The examples are based on the following terms:

  a initial stock price of $13.17;

  a knock-in price of $10.536;

  an interest rate of 17.00%; and

  an investment term of 97 days.

     The figures below are for purposes of illustration only. The actual maturity payment amount and the resulting return (inclusive of coupons) will depend on the actual final stock price and whether or not a knock-in event occurs, each determined by the calculation agent as described in this pricing supplement.

		A Knock-In Event Has Occurred		A Knock-In Event Has Not Occurred
Hypothetical Final Stock Price	Hypothetical Price Return of the Underlying Stock	Hypothetical Return at Maturity per Security (Including Interest)(1)	Hypothetical Maturity Payment Amount per Security (Including Interest)	Hypothetical Return at Maturity per Security (Including Interest)(1)	Hypothetical Maturity Payment Amount per Security (Including Interest)
$6.59	-50.00%	-45.42%	$545.81	-	-
$7.24	-45.00%	-40.42%	$595.81	-	-
$7.90	-40.00%	-35.42%	$645.81	-	-
$8.56	-35.00%	-30.42%	$695.81	-	-
$9.22	-30.00%	-25.42%	$745.81	-	-
$9.88	-25.00%	-20.42%	$795.81	-	-
$10.536(2)	-20.00%	-15.42%	$845.81	-	-
$11.19	-15.00%	-10.42%	$895.81	4.58%	$1,045.81
$11.85	-10.00%	-5.42%	$945.81	4.58%	$1,045.81
$12.51	-5.00%	-0.42%	$995.81	4.58%	$1,045.81
$13.17(3)	0.00%	4.58%	$1,045.81	4.58%	$1,045.81
$13.83	5.00%	4.58%	$1,045.81	4.58%	$1,045.81
$14.49	10.00%	4.58%	$1,045.81	4.58%	$1,045.81
$15.15	15.00%	4.58%	$1,045.81	4.58%	$1,045.81
$15.80	20.00%	4.58%	$1,045.81	4.58%	$1,045.81
$16.46	25.00%	4.58%	$1,045.81	4.58%	$1,045.81
$17.12	30.00%	4.58%	$1,045.81	4.58%	$1,045.81
$17.78	35.00%	4.58%	$1,045.81	4.58%	$1,045.81
$18.44	40.00%	4.58%	$1,045.81	4.58%	$1,045.81
$19.10	45.00%	4.58%	$1,045.81	4.58%	$1,045.81
$19.76	50.00%	4.58%	$1,045.81	4.58%	$1,045.81

(1)

The returns at maturity specified above are not annualized rates of return but rather actual returns over the term of the security and, in the case of the securities, are calculated based on a 97-day investment term and, in the case of the Underlying Stock, do not take into account dividends, if any, paid on the Underlying Stock or any transaction fees and expenses.

(2)	This is the knock-in price.

(3)	This is the initial stock price.

     The following graph sets forth the return at maturity for a range of final stock prices both if a knock-in event has occurred and if a knock-in event has not occurred.

Return Profile of 17.00% Enhanced Yield Securities vs. CBS Corporation*

* Based on an interest rate of 17.00% per annum and a 97-day term.

Securities linked to CIGNA Corporation

The examples are based on the following terms:

  an initial stock price of $34.49;

  a knock-in price of $27.592;

  an interest rate of 10.50%; and

  an investment term of 97 days.

     The figures below are for purposes of illustration only. The actual maturity payment amount and the resulting return (inclusive of coupons) will depend on the actual final stock price and whether or not a knock-in event occurs, each determined by the calculation agent as described in this pricing supplement.

		A Knock-In Event Has Occurred		A Knock-In Event Has Not Occurred
Hypothetical Final Stock Price	Hypothetical Price Return of the Underlying Stock	Hypothetical Return at Maturity per Security (Including Interest)(1)	Hypothetical Maturity Payment Amount per Security (Including Interest)	Hypothetical Return at Maturity per Security (Including Interest)(1)	Hypothetical Maturity Payment Amount per Security (Including Interest)
$17.25	-50.00%	-47.17%	$528.29	-	-
$18.97	-45.00%	-42.17%	$578.29	-	-
$20.69	-40.00%	-37.17%	$628.29	-	-
$22.42	-35.00%	-32.17%	$678.29	-	-
$24.14	-30.00%	-27.17%	$728.29	-	-
$25.87	-25.00%	-22.17%	$778.29	-	-
$27.592(2)	-20.00%	-17.17%	$828.29	-	-
$29.32	-15.00%	-12.17%	$878.29	2.83%	$1,028.29
$31.04	-10.00%	-7.17%	$928.29	2.83%	$1,028.29
$32.77	-5.00%	-2.17%	$978.29	2.83%	$1,028.29
$34.49(3)	0.00%	2.83%	$1,028.29	2.83%	$1,028.29
$36.21	5.00%	2.83%	$1,028.29	2.83%	$1,028.29
$37.94	10.00%	2.83%	$1,028.29	2.83%	$1,028.29
$39.66	15.00%	2.83%	$1,028.29	2.83%	$1,028.29
$41.39	20.00%	2.83%	$1,028.29	2.83%	$1,028.29
$43.11	25.00%	2.83%	$1,028.29	2.83%	$1,028.29
$44.84	30.00%	2.83%	$1,028.29	2.83%	$1,028.29
$46.56	35.00%	2.83%	$1,028.29	2.83%	$1,028.29
$48.29	40.00%	2.83%	$1,028.29	2.83%	$1,028.29
$50.01	45.00%	2.83%	$1,028.29	2.83%	$1,028.29
$51.74	50.00%	2.83%	$1,028.29	2.83%	$1,028.29

(1)

The returns at maturity specified above are not annualized rates of return but rather actual returns over the term of the security and, in the case of the securities, are calculated based on a 97-day investment term and, in the case of the Underlying Stock, do not take into account dividends, if any, paid on the Underlying Stock or any transaction fees and expenses.

(2)	This is the knock-in price.

(3)	This is the initial stock price.

     The following graph sets forth the return at maturity for a range of final stock prices both if a knock-in event has occurred and if a knock-in event has not occurred.

Return Profile of 10.50% Enhanced Yield Securities vs. CIGNA Corporation*

* Based on an interest rate of 10.50% per annum and a 97-day term.

Securities linked to First Solar, Inc.

The examples are based on the following terms:

  an initial stock price of $114.35;

  a knock-in price of $85.763;

  an interest rate of 16.75%; and

  an investment term of 187 days.

     The figures below are for purposes of illustration only. The actual maturity payment amount and the resulting return (inclusive of coupons) will depend on the actual final stock price and whether or not a knock-in event occurs, each determined by the calculation agent as described in this pricing supplement.

		A Knock-In Event Has Occurred		A Knock-In Event Has Not Occurred
Hypothetical Final Stock Price	Hypothetical Price Return of the Underlying Stock	Hypothetical Return at Maturity per Security (Including Interest)(1)	Hypothetical Maturity Payment Amount per Security (Including Interest)	Hypothetical Return at Maturity per Security (Including Interest)(1)	Hypothetical Maturity Payment Amount per Security (Including Interest)
$57.18	-50.00%	-41.30%	$587.01	-	-
$62.89	-45.00%	-36.30%	$637.01	-	-
$68.61	-40.00%	-31.30%	$687.01	-	-
$74.33	-35.00%	-26.30%	$737.01	-	-
$80.05	-30.00%	-21.30%	$787.01	-	-
$85.763(2)	-25.00%	-16.30%	$837.01	-	-
$91.480	-20.00%	-11.30%	$887.01	8.70%	$1,087.01
$97.20	-15.00%	-6.30%	$937.01	8.70%	$1,087.01
$102.92	-10.00%	-1.30%	$987.01	8.70%	$1,087.01
$108.63	-5.00%	3.70%	$1,037.01	8.70%	$1,087.01
$114.35(3)	0.00%	8.70%	$1,087.01	8.70%	$1,087.01
$120.07	5.00%	8.70%	$1,087.01	8.70%	$1,087.01
$125.79	10.00%	8.70%	$1,087.01	8.70%	$1,087.01
$131.50	15.00%	8.70%	$1,087.01	8.70%	$1,087.01
$137.22	20.00%	8.70%	$1,087.01	8.70%	$1,087.01
$142.94	25.00%	8.70%	$1,087.01	8.70%	$1,087.01
$148.66	30.00%	8.70%	$1,087.01	8.70%	$1,087.01
$154.37	35.00%	8.70%	$1,087.01	8.70%	$1,087.01
$160.09	40.00%	8.70%	$1,087.01	8.70%	$1,087.01
$165.81	45.00%	8.70%	$1,087.01	8.70%	$1,087.01
$171.53	50.00%	8.70%	$1,087.01	8.70%	$1,087.01

(1)

The returns at maturity specified above are not annualized rates of return but rather actual returns over the term of the security and, in the case of the securities, are calculated based on a 187-day investment term and, in the case of the Underlying Stock, do not take into account dividends, if any, paid on the Underlying Stock or any transaction fees and expenses.

(2)	This is the knock-in price.

(3)	This is the initial stock price.

     The following graph sets forth the return at maturity for a range of final stock prices both if a knock-in event has occurred and if a knock-in event has not occurred.

Return Profile of 12.50% Enhanced Yield Securities vs. First Solar, Inc.*

* Based on an interest rate of 16.75% per annum and a 187-day term.

Securities linked to MGM MIRAGE

The examples are based on the following terms:

  an initial stock price of $11.76;

  a knock-in price of $7.644;

  an interest rate of 22.00%; and

  an investment term of 187 days.

     The figures below are for purposes of illustration only. The actual maturity payment amount and the resulting return (inclusive of coupons) will depend on the actual final stock price and whether or not a knock-in event occurs, each determined by the calculation agent as described in this pricing supplement.

		A Knock-In Event Has Occurred		A Knock-In Event Has Not Occurred
Hypothetical Final Stock Price	Hypothetical Price Return of the Underlying Stock	Hypothetical Return at Maturity per Security (Including Interest)(1)	Hypothetical Maturity Payment Amount per Security (Including Interest)	Hypothetical Return at Maturity per Security (Including Interest)(1)	Hypothetical Maturity Payment Amount per Security (Including Interest)
$5.88	-50.00%	-38.57%	$614.28	-	-
$6.47	-45.00%	-33.57%	$664.28	-	-
$7.06	-40.00%	-28.57%	$714.28	-	-
$7.644(2)	-35.00%	-23.57%	$764.28	-	-
$8.23	-30.00%	-18.57%	$814.28	11.43%	$1,114.28
$8.82	-25.00%	-13.57%	$864.28	11.43%	$1,114.28
$9.408	-20.00%	-8.57%	$914.28	11.43%	$1,114.28
$10.00	-15.00%	-3.57%	$964.28	11.43%	$1,114.28
$10.58	-10.00%	1.43%	$1,014.28	11.43%	$1,114.28
$11.17	-5.00%	6.43%	$1,064.28	11.43%	$1,114.28
$11.76(3)	0.00%	11.43%	$1,114.28	11.43%	$1,114.28
$12.35	5.00%	11.43%	$1,114.28	11.43%	$1,114.28
$12.94	10.00%	11.43%	$1,114.28	11.43%	$1,114.28
$13.52	15.00%	11.43%	$1,114.28	11.43%	$1,114.28
$14.11	20.00%	11.43%	$1,114.28	11.43%	$1,114.28
$14.70	25.00%	11.43%	$1,114.28	11.43%	$1,114.28
$15.29	30.00%	11.43%	$1,114.28	11.43%	$1,114.28
$15.88	35.00%	11.43%	$1,114.28	11.43%	$1,114.28
$16.46	40.00%	11.43%	$1,114.28	11.43%	$1,114.28
$17.05	45.00%	11.43%	$1,114.28	11.43%	$1,114.28
$17.64	50.00%	11.43%	$1,114.28	11.43%	$1,114.28

(1)

The returns at maturity specified above are not annualized rates of return but rather actual returns over the term of the security and, in the case of the securities, are calculated based on a 187-day investment term and, in the case of the Underlying Stock, do not take into account dividends, if any, paid on the Underlying Stock or any transaction fees and expenses.

(2)	This is the knock-in price.

(3)	This is the initial stock price.

     The following graph sets forth the return at maturity for a range of final stock prices both if a knock-in event has occurred and if a knock-in event has not occurred.

Return Profile of 22.00% Enhanced Yield Securities vs. MGM MIRAGE*

* Based on an interest rate of 22.00% per annum and a 187-day term.

Securities linked to Tesoro Corporation

The examples are based on the following terms:

  an initial stock price of $12.69;

  a knock-in price of $9.518;

  an interest rate of 13.00%; and

  an investment term of 187 days.

     The figures below are for purposes of illustration only. The actual maturity payment amount and the resulting return (inclusive of coupons) will depend on the actual final stock price and whether or not a knock-in event occurs, each determined by the calculation agent as described in this pricing supplement.

		A Knock-In Event Has Occurred		A Knock-In Event Has Not Occurred
Hypothetical Final Stock Price	Hypothetical Price Return of the Underlying Stock	Hypothetical Return at Maturity per Security (Including Interest)(1)	Hypothetical Maturity Payment Amount per Security (Including Interest)	Hypothetical Return at Maturity per Security (Including Interest)(1)	Hypothetical Maturity Payment Amount per Security (Including Interest)
$6.35	-50.00%	-43.25%	$567.53	-	-
$6.98	-45.00%	-38.25%	$617.53	-	-
$7.61	-40.00%	-33.25%	$667.53	-	-
$8.25	-35.00%	-28.25%	$717.53	-	-
$8.88	-30.00%	-23.25%	$767.53	-	-
$9.518(2)	-25.00%	-18.25%	$817.53	-	-
$10.152	-20.00%	-13.25%	$867.53	6.75%	$1,067.53
$10.79	-15.00%	-8.25%	$917.53	6.75%	$1,067.53
$11.42	-10.00%	-3.25%	$967.53	6.75%	$1,067.53
$12.06	-5.00%	1.75%	$1,017.53	6.75%	$1,067.53
$12.69(3)	0.00%	6.75%	$1,067.53	6.75%	$1,067.53
$13.32	5.00%	6.75%	$1,067.53	6.75%	$1,067.53
$13.96	10.00%	6.75%	$1,067.53	6.75%	$1,067.53
$14.59	15.00%	6.75%	$1,067.53	6.75%	$1,067.53
$15.23	20.00%	6.75%	$1,067.53	6.75%	$1,067.53
$15.86	25.00%	6.75%	$1,067.53	6.75%	$1,067.53
$16.50	30.00%	6.75%	$1,067.53	6.75%	$1,067.53
$17.13	35.00%	6.75%	$1,067.53	6.75%	$1,067.53
$17.77	40.00%	6.75%	$1,067.53	6.75%	$1,067.53
$18.40	45.00%	6.75%	$1,067.53	6.75%	$1,067.53
$19.04	50.00%	6.75%	$1,067.53	6.75%	$1,067.53

(1)

The returns at maturity specified above are not annualized rates of return but rather actual returns over the term of the security and, in the case of the securities, are calculated based on a 187-day investment term and, in the case of the Underlying Stock, do not take into account dividends, if any, paid on the Underlying Stock or any transaction fees and expenses.

(2)	This is the knock-in price.

(3)	This is the initial stock price.

     The following graph sets forth the return at maturity for a range of final stock prices both if a knock-in event has occurred and if a knock-in event has not occurred.

Return Profile of 13.00% Enhanced Yield Securities vs. Tesoro Corporation*

* Based on an interest rate of 13.00% per annum and a 187-day term.

Securities linked to Vertex Pharmaceuticals Incorporated

The examples are based on the following terms:

  a initial stock price of $38.65;

  a knock-in price of $27.055;

  an interest rate of 15.00%; and

  an investment term of 187 days.

     The figures below are for purposes of illustration only. The actual maturity payment amount and the resulting return (inclusive of coupons) will depend on the actual final stock price and whether or not a knock-in event occurs, each determined by the calculation agent as described in this pricing supplement.

		A Knock-In Event Has Occurred		A Knock-In Event Has Not Occurred
Hypothetical Final Stock Price	Hypothetical Price Return of the Underlying Stock	Hypothetical Return at Maturity per Security (Including Interest)(1)	Hypothetical Maturity Payment Amount per Security (Including Interest)	Hypothetical Return at Maturity per Security (Including Interest)(1)	Hypothetical Maturity Payment Amount per Security (Including Interest)
$19.33	-50.00%	-42.21%	$577.92	-	-
$21.26	-45.00%	-37.21%	$627.92	-	-
$23.19	-40.00%	-32.21%	$677.92	-	-
$25.12	-35.00%	-27.21%	$727.92	-	-
$27.055(2)	-30.00%	-22.21%	$777.92	-	-
$28.99	-25.00%	-17.21%	$827.92	7.79%	$1,077.92
$30.920	-20.00%	-12.21%	$877.92	7.79%	$1,077.92
$32.85	-15.00%	-7.21%	$927.92	7.79%	$1,077.92
$34.79	-10.00%	-2.21%	$977.92	7.79%	$1,077.92
$36.72	-5.00%	2.79%	$1,027.92	7.79%	$1,077.92
$38.65(3)	0.00%	7.79%	$1,077.92	7.79%	$1,077.92
$40.58	5.00%	7.79%	$1,077.92	7.79%	$1,077.92
$42.52	10.00%	7.79%	$1,077.92	7.79%	$1,077.92
$44.45	15.00%	7.79%	$1,077.92	7.79%	$1,077.92
$46.38	20.00%	7.79%	$1,077.92	7.79%	$1,077.92
$48.31	25.00%	7.79%	$1,077.92	7.79%	$1,077.92
$50.25	30.00%	7.79%	$1,077.92	7.79%	$1,077.92
$52.18	35.00%	7.79%	$1,077.92	7.79%	$1,077.92
$54.11	40.00%	7.79%	$1,077.92	7.79%	$1,077.92
$56.04	45.00%	7.79%	$1,077.92	7.79%	$1,077.92
$57.98	50.00%	7.79%	$1,077.92	7.79%	$1,077.92

(1)

The returns at maturity specified above are not annualized rates of return but rather actual returns over the term of the security and, in the case of the securities, are calculated based on a 187-day investment term and, in the case of the Underlying Stock, do not take into account dividends, if any, paid on the Underlying Stock or any transaction fees and expenses.

(2)	This is the knock-in price.

(3)	This is the initial stock price.

     The following graph sets forth the return at maturity for a range of final stock prices both if a knock-in event has occurred and if a knock-in event has not occurred.

Return Profile of 15.00% Enhanced Yield Securities vs. Vertex Pharmaceuticals Incorporated*

* Based on an interest rate of 15.00% per annum and a 187-day term.

The Underlying Stocks

The Underlying Stock Issuers

     Provided below is a brief description of the Underlying Stock Issuers obtained from publicly available information published by the Underlying Stock Issuers. Neither we nor Wells Fargo Securities, LLC make any representation to any purchasers of the securities regarding any matters whatsoever relating to the Underlying Stock Issuers. Any prospective purchaser of the securities should undertake an independent investigation of the Underlying Stock Issuers as in its judgment is appropriate to make an informed decision regarding an investment in the securities.

     Each of the Underlying Stocks is registered under the U.S. Securities Exchange Act of 1934, as amended (the Exchange Act). Companies with securities registered under the Exchange Act are required to file periodically financial and other information specified by the SEC. Information filed with the SEC can be inspected and copied at the Public Reference Section of the SEC, Room 1580, 100 F Street, N.E., Washington, D.C. 20549. Copies of this material can also be obtained from the Public Reference Section, at prescribed rates. In addition, information filed by each of the Underlying Stock Issuers with the SEC electronically can be reviewed through a website maintained by the SEC. The address of the SEC’s website is http://www.sec.gov.

     According to its publicly available documents, CBS Corporation is a mass media company comprised of the following segments: Television (CBS Television, comprised of the CBS Television Network, television stations, its television production and syndication operations, and CBS College Sports Network; CBS Films and Showtime Networks), Radio (CBS Radio), Outdoor (CBS Outdoor), Interactive (CBS Interactive, comprised of Internet brands including CNET, CBS.com, CBSSports.com, TV.com, BNET and Last.fm) and Publishing (Simon & Schuster). Information filed with the SEC by CBS Corporation under the Exchange Act can be located by reference to SEC file number 001-09553.

     According to its publicly available documents, CIGNA Corporation and its subsidiaries constitute one of the largest investor-owned health service organizations in the United States. Its subsidiaries are major providers of health care and related benefits, the majority of which are offered through the workplace, including: health care products and services; group disability, life and accident insurance; and workers’ compensation case management and related services. The Company also has certain inactive businesses, including a runoff reinsurance operation. Information filed with the SEC by CIGNA Corporation under the Exchange Act can be located by reference to SEC file number 001-08323.

     According to its publicly available documents, First Solar, Inc. design and manufacture solar modules using a proprietary thin film semiconductor technology that has allowed them to reduce our average solar module manufacturing costs to among the lowest in the world. Information filed with the SEC by First Solar, Inc. under the Exchange Act can be located by reference to SEC file number 001-33156.

     According to its publicly available documents, MGM MIRAGE is one of the world’s leading development companies with significant gaming and resort operations. Information filed with the SEC by MGM MIRAGE under the Exchange Act can be located by reference to SEC file number 001-10362.

     According to its publicly available documents, Tesoro Corporation is one of the largest independent petroleum refiners and marketers in the United States with two operating segments — (1) refining crude oil and other feedstocks at their seven refineries in the western and mid-continental United States and selling refined products in bulk and wholesale markets (“refining”) and (2) selling motor fuels and convenience products in the retail market (“retail”) through their 879 branded retail stations in 15 states. Information filed with the SEC by Tesoro Corporation under the Exchange Act can be located by reference to SEC file number 001-03473.

     According to its publicly available documents, Vertex Pharmaceuticals Incorporated is in the business of discovering, developing and commercializing small molecule drugs for the treatment of serious diseases. Information filed with the SEC by Vertex Pharmaceuticals Incorporated under the Exchange Act can be located by reference to SEC file number 000-19319.

Historical Data

     Each of the Underlying Stocks is listed on the Relevant Exchange under its respective symbol described above. The following tables set forth the high intra-day, low intra-day and quarter-end closing prices (in U.S. dollars) for CBS Corporation, CIGNA Corporation, First Solar, Inc., Tesoro Corporation, and Vertex Pharmaceuticals Incorporated for the four calendar quarters in each of 2004, 2005, 2006, 2007, 2008, and 2009 and the period from January 1, 2010 to January 28, 2010. The table for First Solar, Inc. sets forth the high intra-day, low intra-day and quarter-end closing prices (in U.S. dollars) for the period from November 17, 2006 to December 31, 2006, the four calendar quarters in each of 2007, 2008, and 2009 and the period from January 1, 2010 to January 28, 2010. For each of the Underlying Stocks, the historical prices listed below were obtained from Bloomberg Financial Markets without independent verification. These historical prices should not be taken as an indication of future performance, and no assurance can be given that the price of either of the Underlying Stocks will not decrease such that you would receive less than the principal amount of your securities at maturity.

     Any historical upward or downward trend in the price of any of the Underlying Stocks during any period shown below is not an indication that the price of that Underlying Stock is more or less likely to increase or decrease at any time during the term of the securities. You should not take the historical performance levels as an indication of future performance of any of the Underlying Stocks. We cannot assure you that the future performance of any of the Underlying Stocks will result in your receiving the principal amount of your securities on the maturity date. The actual performance of each of the Underlying Stocks over the life of the securities may bear little relation to the historical levels shown below.

CBS Corporation

				Quarter-End
Quarter-Start Date	Quarter-End Date	High Intra-Day Price	Low Intra-Day Price	Closing Price
1/1/2004	3/31/2004	33.23	26.82	28.93
4/1/2004	6/30/2004	31.10	25.88	26.35
7/1/2004	9/30/2004	26.51	23.53	24.76
10/1/2004	12/31/2004	27.44	24.65	26.85
1/1/2005	3/31/2005	28.76	24.90	25.70
4/1/2005	6/30/2005	26.74	23.57	23.62
7/1/2005	9/30/2005	26.29	23.46	24.35
10/1/2005	12/31/2005	25.97	22.08	24.05
1/1/2006	3/31/2006	27.43	23.85	23.98
4/1/2006	6/30/2006	27.24	24.05	27.05
7/1/2006	9/30/2006	29.78	25.53	28.17
10/1/2006	12/31/2006	32.04	27.67	31.18
1/1/2007	3/31/2007	32.27	28.45	30.59
4/1/2007	6/30/2007	34.02	30.55	33.32
7/1/2007	9/30/2007	35.50	28.76	31.50
10/1/2007	12/31/2007	31.68	25.57	27.25
1/1/2008	3/31/2008	27.18	21.00	22.08
4/1/2008	6/30/2008	25.00	19.25	19.49
7/1/2008	9/30/2008	19.40	14.09	14.58
10/1/2008	12/31/2008	14.61	4.36	8.19
1/1/2009	3/31/2009	9.19	3.06	3.84
4/1/2009	6/30/2009	9.15	3.65	6.92
7/1/2009	9/30/2009	13.16	5.65	12.05
10/1/2009	12/31/2009	14.55	11.29	14.05
1/1/2010	1/28/2010	14.40	12.76	13.17

CIGNA Corporation

				Quarter-End
Quarter-Start Date	Quarter-End Date	High Intra-Day Price	Low Intra-Day Price	Closing Price
1/1/2004	3/31/2004	21.28	17.63	19.67
4/1/2004	6/30/2004	23.51	19.61	22.94
7/1/2004	9/30/2004	23.47	19.64	23.21
10/1/2004	12/31/2004	27.60	19.38	27.19
1/1/2005	3/31/2005	30.91	26.04	29.77
4/1/2005	6/30/2005	36.46	28.55	35.68
7/1/2005	9/30/2005	39.41	34.27	39.29
10/1/2005	12/31/2005	39.94	35.03	37.23
1/1/2006	3/31/2006	44.59	36.53	43.54
4/1/2006	6/30/2006	44.37	29.35	32.84
7/1/2006	9/30/2006	39.83	30.35	38.77
10/1/2006	12/31/2006	44.21	38.07	43.86
1/1/2007	3/31/2007	49.11	42.33	47.55
4/1/2007	6/30/2007	56.87	47.63	52.22
7/1/2007	9/30/2007	54.70	43.65	53.29
10/1/2007	12/31/2007	56.89	48.21	53.73
1/1/2008	3/31/2008	56.98	36.75	40.57
4/1/2008	6/30/2008	44.43	35.07	35.39
7/1/2008	9/30/2008	44.13	31.76	33.98
10/1/2008	12/31/2008	34.47	8.00	16.85
1/1/2009	3/31/2009	23.06	12.68	17.59
4/1/2009	6/30/2009	25.60	16.84	24.09
7/1/2009	9/30/2009	33.00	23.10	28.09
10/1/2009	12/31/2009	38.12	26.83	35.27
1/1/2010	1/28/2010	39.26	33.76	34.49

First Solar, Inc.

				Quarter-End
Quarter-Start Date	Quarter-End Date	High Intra-Day Price	Low Intra-Day Price	Closing Price
11/17/2006	12/31/2006	30.00	23.59	29.80
1/1/2007	3/31/2007	59.88	27.54	52.01
4/1/2007	6/30/2007	91.10	52.10	89.29
7/1/2007	9/30/2007	123.21	74.77	117.74
10/1/2007	12/31/2007	283.00	119.95	267.14
1/1/2008	3/31/2008	272.50	143.34	231.14
4/1/2008	6/30/2008	317.00	232.20	272.82
7/1/2008	9/30/2008	301.30	176.07	188.91
10/1/2008	12/31/2008	202.90	85.28	137.96
1/1/2009	3/31/2009	165.20	100.93	132.70
4/1/2009	6/30/2009	207.50	129.90	162.12
7/1/2009	9/30/2009	176.00	112.12	152.86
10/1/2009	12/31/2009	162.20	115.09	135.40
1/1/2010	1/28/2010	142.46	109.77	114.35

MGM MIRAGE

				Quarter-End
Quarter-Start Date	Quarter-End Date	High Intra-Day Price	Low Intra-Day Price	Closing Price
1/1/2004	3/31/2004	23.09	18.36	22.67
4/1/2004	6/30/2004	24.89	20.50	23.47
7/1/2004	9/30/2004	25.07	19.81	24.83
10/1/2004	12/31/2004	36.75	24.58	36.37
1/1/2005	3/31/2005	39.80	34.50	35.41
4/1/2005	6/30/2005	42.98	32.58	39.58
7/1/2005	9/30/2005	46.75	39.30	43.77
10/1/2005	12/31/2005	44.75	35.30	36.67
1/1/2006	3/31/2006	43.43	35.26	43.09
4/1/2006	6/30/2006	46.15	38.14	40.80
7/1/2006	9/30/2006	40.92	34.20	39.49
10/1/2006	12/31/2006	59.51	39.82	57.35
1/1/2007	3/31/2007	75.28	56.40	69.52
4/1/2007	6/30/2007	87.38	61.17	82.48
7/1/2007	9/30/2007	91.15	63.33	89.44
10/1/2007	12/31/2007	100.50	80.50	84.02
1/1/2008	3/31/2008	84.92	57.26	58.77
4/1/2008	6/30/2008	62.90	33.00	33.89
7/1/2008	9/30/2008	38.49	21.65	28.50
10/1/2008	12/31/2008	27.70	8.00	13.76
1/1/2009	3/31/2009	16.89	1.81	2.33
4/1/2009	6/30/2009	13.78	2.34	6.39
7/1/2009	9/30/2009	14.25	5.34	12.04
10/1/2009	12/31/2009	12.72	8.54	9.12
1/1/2010	1/28/2010	12.86	9.32	11.76

Tesoro Corporation

				Quarter-End
Quarter-Start Date	Quarter-End Date	High Intra-Day Price	Low Intra-Day Price	Closing Price
1/1/2004	3/31/2004	9.67	7.00	9.40
4/1/2004	6/30/2004	13.88	8.88	13.80
7/1/2004	9/30/2004	15.85	10.90	14.77
10/1/2004	12/31/2004	17.33	13.88	15.93
1/1/2005	3/31/2005	19.09	14.13	18.51
4/1/2005	6/30/2005	24.93	17.03	23.26
7/1/2005	9/30/2005	35.90	23.06	33.62
10/1/2005	12/31/2005	34.64	26.17	30.78
1/1/2006	3/31/2006	36.99	28.85	34.17
4/1/2006	6/30/2006	37.86	30.16	37.18
7/1/2006	9/30/2006	38.40	26.48	28.99
10/1/2006	12/31/2006	36.55	27.33	32.89
1/1/2007	3/31/2007	51.40	31.47	50.22
4/1/2007	6/30/2007	64.65	50.06	57.15
7/1/2007	9/30/2007	62.00	42.64	46.02
10/1/2007	12/31/2007	65.50	44.53	47.70
1/1/2008	3/31/2008	48.35	26.55	30.00
4/1/2008	6/30/2008	33.40	18.60	19.77
7/1/2008	9/30/2008	20.17	14.29	16.49
10/1/2008	12/31/2008	16.86	6.71	13.17
1/1/2009	3/31/2009	19.16	11.88	13.47
4/1/2009	6/30/2009	18.76	12.25	12.73
7/1/2009	9/30/2009	16.04	10.63	14.98
10/1/2009	12/31/2009	16.92	12.27	13.55
1/1/2010	1/28/2010	15.33	12.37	12.69

Vertex Pharmaceuticals Incorporated

				Quarter-End
Quarter-Start Date	Quarter-End Date	High Intra-Day Price	Low Intra-Day Price	Closing Price
1/1/2004	3/31/2004	12.20	8.82	9.42
4/1/2004	6/30/2004	10.99	8.00	10.84
7/1/2004	9/30/2004	11.19	8.06	10.50
10/1/2004	12/31/2004	12.05	9.79	10.57
1/1/2005	3/31/2005	11.99	9.20	9.36
4/1/2005	6/30/2005	17.06	8.62	16.84
7/1/2005	9/30/2005	22.68	15.33	22.35
10/1/2005	12/31/2005	29.24	20.31	27.67
1/1/2006	3/31/2006	44.71	26.50	36.59
4/1/2006	6/30/2006	40.00	29.00	36.71
7/1/2006	9/30/2006	37.10	29.75	33.65
10/1/2006	12/31/2006	45.38	32.50	37.42
1/1/2007	3/31/2007	38.95	26.98	28.04
4/1/2007	6/30/2007	32.51	25.61	28.56
7/1/2007	9/30/2007	41.42	27.82	38.41
10/1/2007	12/31/2007	39.47	22.81	23.23
1/1/2008	3/31/2008	24.67	13.84	23.89
4/1/2008	6/30/2008	34.97	23.44	33.47
7/1/2008	9/30/2008	35.00	24.62	33.24
10/1/2008	12/31/2008	33.16	18.43	30.38
1/1/2009	3/31/2009	35.96	26.68	28.73
4/1/2009	6/30/2009	36.30	25.94	35.64
7/1/2009	9/30/2009	38.50	31.85	37.90
10/1/2009	12/31/2009	44.03	31.84	42.85
1/1/2010	1/28/2010	44.24	38.21	38.65

Supplemental information regarding taxation in the United States

     The amount of the stated interest rate on the note that constitutes interest on the Deposit (as defined in the accompanying product supplement no. 2), and the amount that constitutes Put Premium (as defined in the accompanying product supplement no. 2) are set forth in the table below.

	Deposit	Put Premium
Securities linked to CBS Corporation	0.0529%	16.9471%
Securities linked to CIGNA Corporation	0.0529%	10.4471%
Securities linked to First Solar, Inc.	0.1071%	16.6429%
Securities linked to MGM MIRAGE	0.1071%	21.8929%
Securities linked to Tesoro Corporation	0.1071%	12.8929%
Securities linked to Vertex Pharamaceuticals Incorporated	0.1071%	14.8929%

     Please refer to “Taxation in the United States” beginning on page PS-31 of the accompanying product supplement no. 2.

Supplemental plan of distribution

     The securities are being purchased by Wells Fargo Securities, LLC (the agent) as principal, pursuant to terms agreements dated as of January 28, 2010 between the agent and us. The agent has agreed to pay our out-of-pocket expenses in connection with the issuance of the securities.

     See “Supplemental plan of distribution” beginning on page PS-35 of the accompanying product supplement no. 2.